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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported): January 31, 1999



                           Morton International, Inc.
               (Exact Name of Registrant as Specified in Charter)


               Indiana                    1-12825             36-4140798
   (State or Other Jurisdiction of  (Commission File Number) (IRS Employer
         Incorporation)                                    Identification No.)



                100 North Riverside Plaza
                    Chicago, Illinois                        60606-1596
         (Address of Principal Executive Offices)             (Zip Code)



                                 (312) 807-2000
              (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS.

On January 31, 1999, Morton International, Inc., an Indiana corporation ("Morton"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Rohm and Haas Company, a Delaware corporation ("Rohm and Haas"), and Gershwin Acquisition Corp., an Indiana corporation and a wholly-owned subsidiary of Rohm and Haas. A copy of the Merger Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On February 1, 1999, Rohm and Haas, and Morton issued a joint press release announcing the execution of the Merger Agreement. The press release and analyst meeting materials are attached hereto as Exhibit 99.1 and incorporated herein by reference.



ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS, AND EXHIBITS.

         (c)      Exhibits

                  Exhibit 10.1 Agreement and Plan of Merger, dated as of January 31, 1999, among Rohm and Haas Company, Gershwin Acquisition Corp. and Morton International, Inc.

                  Exhibit 99.1 Press Release of Rohm and Haas Company and Morton International, Inc., dated February 1, 1999, and analyst meeting materials.




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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    MORTON INTERNATIONAL, INC.


                    By:  /s/ Raymond P. Buschmann
                         Name:  Raymond P. Buschmann
                         Title: Vice President for Legal Affairs,
                                  General Counsel and Secretary



Date: February 1, 1999

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                                INDEX TO EXHIBITS

       EXHIBIT
        NUMBER                               DESCRIPTION
       --------                              -----------

         10.1 Agreement and Plan of Merger, dated as of January 31, 1999, among Rohm and Haas Company, Gershwin Acquisition Corp. and Morton International, Inc.

         99.1 Press Release of Rohm and Haas Company and Morton International, Inc., dated February 1, 1999, and analyst meeting materials.


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